                                                                    Exhibit 10.9



                                     FORM OF
                            TRITON PCS HOLDINGS, INC.
                         DIRECTOR STOCK AWARD AGREEMENT
                                  (as amended)


         THIS AGREEMENT is made as of this __ day of _______, 2002, by and between Triton PCS Holdings, Inc., a Delaware corporation (the "Company") and ____________ (the "Director").

                                   WITNESSETH

         WHEREAS, the Board of Directors of the Company (the "Board"), at a duly convened meeting held on May 7, 2002, approved a stock award to the Director consisting of ______ shares of the Company's Class A Common Stock (the "Shares"), subject to certain vesting and transferability restrictions as set forth herein (the "Restricted Stock Award"); and

         WHEREAS, as a condition of the grant of the Restricted Stock Award, the Director is required to execute this Restricted Stock Award Agreement (this "Agreement");

         In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

         1. GRANT OF RESTRICTED STOCK AWARD. Effective as of the date of this Agreement (the "Grant Date"), and subject to all the terms and conditions set forth herein, the Company hereby grants the Director a Restricted Stock Award consisting of ______ Shares.

         2. VESTING.

         (a) The Director shall earn the Restricted Stock Award over a five (5) year period in accordance with the following schedule:

                           Year                                        Vested Percentage

                             June 1, 2003                                                  20%

                             June 1, 2004                                                  20%

                             June 1, 2005                                                  20%

                             June 1, 2006                                                  20%

                             June 1, 2007                                                  20%

         (b) Upon the Director's termination of service as a member of the Board for any reason, including as a result of death, retirement or disability, the Director shall forfeit any interest in the Restricted Stock Award that has not vested in accordance with subsection (a) of this Section 2.

         (c) For purposes of this Section 2, in the event the Director is not nominated to serve as a member of the Board when his term expires, or if the Director is nominated but does not receive the requisite vote of the Company's stockholders to be elected, the Director shall be deemed to have served on the Board as of the vesting date closest to the relevant annual meeting of the Company's stockholders, if such meeting is held on or before June 1st of the year of such Director's removal from the Board.

         (d) Notwithstanding the vesting schedule contained in this Section, in the event that the Director ceases to be a director of the Company following a Change of Control, as subsequently defined (other than as a result of the breach of any duty or obligation to the Company or as the result of the Director's engaging in conduct materially detrimental to the Company), all unvested Shares shall vest immediately. "Change of Control" shall mean any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following events shall occur: (A) any person or entity shall acquire, directly or indirectly, Beneficial Ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting stock of the Company or (B) a proxy contest for the election of directors of the Company results in the persons constituting the Board of Directors of the Company immediately prior to the initiation of such proxy contest ceasing to constitute a majority of the Board of Directors upon the conclusion of such proxy contest.

         3. NONTRANSFERABILITY. During the period before the Director's interest in the Restricted Stock Award vests in accordance with Section 2 hereof, and unless otherwise permissible under the terms of this Agreement, the Restricted Stock Award shall not be assignable, transferable or otherwise disposable by the Director other than by will or the laws of descent and distribution. No right or interest of the Director in the Restricted Stock Award shall be pledged to or encumbered in favor of any party, or shall be subject to any lien, obligation or liability of the Director to any party other than the Company. Any purported assignment or transfer of the Restricted Stock Award that is not in accordance with the express terms of this Agreement will be null and void and of no effect whatsoever.

         4. RIGHTS AS A STOCKHOLDER. The Director shall have all of the rights of a stockholder of the Company with respect to the Restricted Stock Award, including but not limited to the right to vote the Shares subject to the Restricted Stock Award and to receive dividends declared with respect to such Shares, regardless of whether or not the Director has an unrestricted right to retain the Restricted Stock Award, provided that any dividends paid with respect to the Restricted Stock Award shall be withheld by the Company and paid to the Director, without interest, only when and to the extent the Director vests in the Restricted Stock Award. Nothing in this Agreement shall confer upon the Director any right to continue serving on the Board.

         5. LEGENDS. The Company may at any time place legends referencing any applicable federal or state securities law restriction on all certificates representing the Shares subject to the Restricted Stock Award. The Director shall, at the request of the Company, promptly present to the Company any and all certificates representing such Shares that are in the possession of the Director in order to effectuate the provisions of this Section 7.

         6. DIRECTOR REPRESENTATIONS. The Director acknowledges that the Shares subject to the Restricted Stock Award are being assigned and transferred to the Director in a transaction not involving a public offering and pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. The Director understands and agrees that the Shares subject to the Restricted Stock Award are being assigned and transferred to the Director without registration under any federal or state laws relating to the registration of securities, in reliance upon exemptions from registration under the appropriate federal and state laws based in part upon the representations the Director has made herein. In connection with the issuance of the Restricted Stock Award, the Director represents, warrants and agrees as follows:

         (a) That the Shares subject to the Restricted Stock Award are being assigned and transferred to the Director for his own account and not for the account of any other person, with the intent of holding such Shares for investment purposes and not with the intent of participating, directly or indirectly, in a distribution or resale of such Shares or any portion thereof.

         (b) The Director has had the opportunity to obtain all information necessary for the Director to make an informed decision with respect to the investment in the Company represented by the Restricted Stock Award.

         (c) The Director has had complete access to and the opportunity to review all material documents related to the business of the Company, has examined all such documents as the Director desired, is familiar with the business and affairs of the Company and realizes that the Restricted Stock Award is a speculative investment and that any possible profit therefrom is uncertain.

         (d) The Director is able to bear the economic risk of any investment in the Restricted Stock Award, including the risk of a complete loss of the investment, and the Director acknowledges that he may need to continue to bear the economic risk of the investment in the Restricted Stock Award for an indefinite period.

         (e) The Director has not relied upon the Company or any agent of the Company with respect to any tax consequences related to the Restricted Stock Award or to the disposition of the underlying Shares.

         7. MODIFICATION. No change, termination, waiver or modification of this Agreement will be valid unless in writing and signed by all of the parties to this Agreement.

         8. CONSENT TO JURISDICTION. The Director hereby consents to the jurisdiction of any state or federal court located in the county in which the principal executive office of the Company is then located for purposes of the enforcement of this Agreement and waives personal service of any and all process upon him or her. The Director waives any objection to venue of any action instituted under this Agreement.

         9. PARTIES TO AGREEMENT. This Agreement will be binding on and will operate for the benefit of the Company, its successors and assigns, and the Director and his or her heirs, estate, personal representatives, successors and assigns, and will be binding on any person or entity to whom the Restricted Stock Award is transferred in violation of the provisions of this Agreement, and the heirs, estate, personal representatives, successors and assigns of such person or entity.

         10. NOTICES. All notices, designations, consents, offers or any other communications provided for in this Agreement must be given in writing, personally delivered, or by facsimile transmission with an appropriate written confirmation of receipt, by nationally recognized overnight courier or by U.S. mail. If by mail or overnight courier, it must be sent with first-class postage prepaid and return receipt requested, in which event it will be deemed to have been given on the date following the date it was so posted. Notice to the Company is to be addressed to its then principal office. Notice to the Director or any transferee is to be addressed to his, her or its respective address as it appears on the transfer books of the Company, or to such other address as may be designated by the receiving party by notice in writing to the Secretary or Assistant Secretary of the Company.

         11. FURTHER ASSURANCES. At any time, and from time to time after executing this Agreement, the Director will execute such additional instruments and take such actions as may be reasonably requested by the Company to confirm or perfect or otherwise to carry out the intent and purpose of this Agreement.

         12. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in this Agreement shall be construed to prevent the Board, in accordance with Delaware law, from taking any corporate action that is deemed by the Board to be appropriate or in the Company's best interests, whether or not such action would have an adverse effect on the Restricted Stock Award. Neither the Director nor any beneficiary thereof, nor other Person shall have any claim against the Company as a result of any such action.

         13. PROVISIONS SEVERABLE. If any provision of this Agreement is invalid or unenforceable, it shall not affect the other provisions, and this Agreement shall remain in effect as though the invalid or unenforceable provisions were omitted. Upon a determination that any term or other provision is invalid or unenforceable, the Board, in accordance with Delaware general corporate law, shall in good faith modify this Agreement so as to effect the original intent of the parties as closely as possible.

         14. CAPTIONS. Captions herein are for convenience of reference only and shall not be considered in construing this Agreement.

         15. ENTIRE AGREEMENT. This Agreement represents the parties' entire understanding and agreement with respect to the issuance of the Restricted Stock Award, and each of the parties acknowledges that it has not made any, and makes no promises, representations or undertakings,

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other than those expressly set forth or referred to therein.

         16. GOVERNING LAW. This Agreement is to be governed by the laws of the State of Delaware without regard to conflicts of law principles thereof.

                                      -5-
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         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Director has hereunto set his hand, all on the day and year first above written.



                                    TRITON PCS HOLDINGS, INC.

                                    -----------------------------------

                                    By:
                                         ------------------------------

                                    Title:
                                         ------------------------------


                                    DIRECTOR

                                    By:
                                         ------------------------------

                   SCHEDULE REGARDING FOUR DIRECTORS ENTERING

                      INTO A DIRECTOR STOCK AWARD AGREEMENT



Name of Director:                  Agreement Dated as of:           Number of Shares Granted:
----------------                   ---------------------            ------------------------
Scott I. Anderson                       June 24, 2002                         17,500

John Beletic                            June 24, 2002                         17,500

Arnie L. Chavkin                         July 1, 2002                         23,750

Rohit M. Desai                           July 1, 2002                         23,750